UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):       December 11, 2008
                                                  ------------------------------

                            SALISBURY BANCORP, INC.
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               (Exact name of registrant as specified in charter)

           Connecticut                      000-24751             06-1514263
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 (State or other jurisdiction of    (Commission File Number)    (IRS Employer
          incorporation)                                     Identification No.)

 5 Bissell Street, Lakeville, Connecticut                    06039-1868
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 (Address of principal executive offices)                    (zip code)

       Registrant's telephone number, including area code: (860) 435-9801
                                                           --------------

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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (12 C.F.R. 230.425)

[_] Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 C.F.R. 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))


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Form 8-K, Current Report

Salisbury Bancorp, Inc.

Section 8.        Other Events

Item 8.01.        Other Events
------------------------------

   Salisbury  Bancorp,  Inc.  ("Salisbury" or the "Company") (NYSE Alternext US:
SAL), parent company of Salisbury Bank and Trust Company ("Bank"), reported today that the Bank has prepaid a $19 million borrowing from the Federal Home Loan Bank of Boston at a cost of approximately $570,000, net of tax. The Bank took such action as part of a program to restructure a portion of the Bank's borrowings. The borrowings which were at a rate of 5.97% will be replaced with new Federal Home Loan Bank advances that have lower interest rates and a revised maturity structure. While the prepayment will result in a one time after tax expense of approximately $570,000 in the fourth calendar quarter of 2008, the Company still expects to report net income for the quarter ended December 31, 2008.

         This restructuring is expected to result in a decrease in future borrowing expense which is intended to increase earnings per share in 2009 and future years. After careful analysis the Company has determined that the borrowing restructuring was an advisable course of action given the current interest rate environment, and the opportunities to reprice that are present in the market. The intended future benefit of this restructuring is improvement in earnings per share due to a decrease in future borrowing expense.

         Salisbury Bancorp's sole subsidiary, Salisbury Bank and Trust Company, is a community bank. The Company has assets in excess of $480 million and capital in excess of $38 million and has served the communities of northwestern Connecticut and proximate communities in New York and Massachusetts for approximately 150 years. Salisbury Bank and Trust Company is headquartered in Lakeville, Connecticut and operates full service branches in Canaan, Salisbury and Sharon as well as Lakeville, Connecticut, South Egremont and Sheffield, Massachusetts and Dover Plains, New York. The Bank offers a full complement of consumer and business banking products and services as well as trust and wealth advisory services.

         Statements contained in this report contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in the forward looking statements.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Dated: December 12, 2008                          SALISBURY BANCORP, INC.


                                                  By:     /s/ John F. Foley
                                                         -----------------------
                                                         John F. Foley
                                                         Chief Financial Officer